      As filed with the Securities and Exchange Commission on December 22, 1997

                                             Registration No. 333-_______

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                       Form S-8
               Registration Statement Under The Securities Act of 1933
                                 ____________________

                                    HBO & COMPANY
                (Exact Name of Registrant as Specified in Its Charter)

                                       Delaware
            (State or Other Jurisdiction of Incorporation or Organization)
                                      37-0986839
                         (I.R.S. Employer Identification No.)

                              301 Perimeter Center North
                               Atlanta, Georgia  30346
                 (Address of Principal Executive Offices) (Zip Code)
                                 ____________________

                                    HBO & COMPANY
                                1998 EMPLOYEE DISCOUNT
                                 STOCK PURCHASE PLAN
                               (Full Title of the Plan)
                                 ____________________

                                  Charles W. McCall
                                    HBO & Company
                              301 Perimeter Center North
                               Atlanta, Georgia  30346
                       (Name and Address of Agent For Service)
                                 ____________________

                                    (770) 393-6000
            (Telephone Number, Including Area Code, of Agent for Service)
                                 ____________________

                                    WITH COPY TO:

                         Lisa A. Stater, Esq.
                         Jones, Day, Reavis & Pogue
                         3500 SunTrust Plaza
                         303 Peachtree Street, N.E.
                         Atlanta, Georgia  30308-3242
                         (404) 521-3939


                           Exhibit Index Appears on Page 11



                                           Calculation of Registration Fee
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
                                             Proposed               Proposed
Title of securities        Amount to be      maximum offering       maximum                     Amount of
to be registered           registered        price per share        aggregate offering          registration fee
                                                                    price
_________________________________________________________________________________________________________________

Common Stock,
$.05 par value, and
Preferred Share
Purchase Rights(3)          1,500,000         $42.1875(1)            $63,281,250(1)              $18,668(2)
                            shares
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________


(1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended. Because the offering price of the shares being registered is not known, the offering price is based upon the average of the reported high and low sales prices of a share of common stock, par value $.05 per share ("Common Stock"), of the HBO & Company on the Nasdaq Stock Market National Market ("Nasdaq NM") on December 19, 1997 of $42.1875 per share.

(2) The registration fee of $18,668 is calculated by multiplying the product of $42.1875, the average of the high and low sales prices of a share of Common Stock on the Nasdaq NM on December 19, 1997, and 1,500,000, the number of shares offered hereby, by .000295.

(3) The Preferred Share Purchase Rights, which are attached to the shares of Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.

                                   EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified by
Part I has been omitted from this Registration Statement.

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference.

     HBO & Company (the "Company") hereby incorporates by reference into this Registration Statement the following documents:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(b) All other reports filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since December 31, 1996.

(c) The description of the Common Stock and Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 19, 1981, as amended, and February 19, 1991, as amended, respectively.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.  Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

     With respect to securities to be offered to employees of the Company which are subject to the securities laws of the State of Israel, the following legend shall apply:

          "THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH REGARD TO THIS FORM S-8. NOTHING IN THE EXEMPTION GRANTED SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS FORM S-8 OR AS AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY."


Item 5.  Interests of Named Experts and Counsel.

Inapplicable.


Item 6.  Indemnification of Directors and Officers.

     Set forth below is a description of certain provisions of the Certificate of Incorporation of the Company, the By-Laws, as amended (the "By-Laws") of the Company and the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation, the By-Laws and the Delaware General Corporation Law.

     The Company's By-Laws (Article IX, Section 1) provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Delaware General Corporation Law, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under such article.

     Article IX, Section 2 of the Company's By-Laws provides that the Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Furthermore, the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     In addition, the Delaware General Corporation Law was amended in 1986 to enable a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of a director's fiduciary duty of care. The statutory amendment provides, however, that (a) liability for duty or loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (c) the unlawful purchase or redemption of stock or unlawful dividends or (d) the right of improper personal benefits could not be eliminated or limited in this manner. The Company's Certificate of Incorporation has been amended to contain provisions substantially similar to those contained in the amended Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

Inapplicable.


Item 8.  Exhibits.

Exhibit
Number                          Description
_______                         ___________

Included in Part II of the Registration Statement:

4         HBO & Company 1998 Employee Discount Stock Purchase Plan
5         Opinion of Counsel re: legality
15        Letter re: unaudited interim financial information
23(a)     Consent of Counsel (contained in Exhibit 5)
23(b)     Consent of independent public accountants
24        Power of Attorney (included in signature page)

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 22nd day of December, 1997.


                                   HBO & COMPANY


                                   By: /s/ Charles W. McCall
                                      ________________________________
                                       Charles W. McCall
                                       President and Chief Executive Officer


                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. McCall and Jay P. Gilbertson, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


      Signature                               Title                                    Date
      _________                               _____                                    ____
/s/ Charles W. McCall              Director, President and Chief Executive      December 22,1997
_____________________              Officer (Principal Executive Officer)
Charles W. McCall

/s/ Jay P. Gilbertson              President, Co-Chief Operating Officer,       December 22, 1997
_____________________              Chief Financial Officer, Principal
Jay P. Gilbertson                  Accounting Officer, Treasurer and
                                   Secretary (Principal Financial Officer and
                                   Principal Accounting Officer)

/s/ Holcombe T. Green, Jr.         Chairman of the Board of Directors           December 22, 1997
__________________________
Holcombe T. Green, Jr.



      Signature                               Title                                    Date
      _________                               _____                                    ____

/s/ Alfred C. Eckert III           Director                                     December 22, 1997
__________________________
Alfred C. Eckert III


/s/ Philip A. Incarnati            Director                                     December 22, 1997
__________________________
Philip A. Incarnati

/s/ Alton F. Irby III              Director                                     December 22, 1997
__________________________
Alton F. Irby III

/s/ Gerald E. Mayo                 Director                                     December 22, 1997
__________________________
Gerald E. Mayo

/s/ James V. Napier                Director                                     December 22, 1997
__________________________
James V. Napier

/s/ Donald C. Wegmiller            Director                                     December 22, 1997
__________________________
Donald C. Wegmiller


                                    EXHIBIT INDEX


Exhibit                                                                   Page
Number                        Description                                Number
_______                       ___________                                ______

Included in Part II of the Registration Statement:

4         HBO & Company 1998 Employee Discount Stock Purchase Plan

5         Opinion of Counsel re: legality

15        Letter re: unaudited interim financial information

23(a)     Consent of Counsel (contained in Exhibit 5)

23(b)     Consent of independent public accountants

24        Power of Attorney (included in signature page)